Outperformance Jump Securities

UBS AG

May 9, 2013

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Outperformance Jump Securities

Linked to Common Stock and Shares of an Exchange Traded Fund, Two Common Stocks or Shares of Two Exchange Traded Funds

UBS AG from time to time may offer and sell Outperformance Jump Securities, which we refer to as the “Securities”, linked to the performance of common stock, including American depositary shares, of a specific company or shares of a specific exchange traded fund (each, the “long equity”) relative to the common stock, including American depositary shares, of another specific company or shares of another specific exchange traded fund (each, the “short equity” and together the “underlying equities” or “underlying shares”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying equities to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and include the following:

Issuer:
UBS AG (“UBS”)
Booking Branch:
The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:
The issue price per Security will be set equal to 100% of the principal amount of each Security.
No Coupon:
We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).
Payment at Maturity:
At maturity, UBS will pay a cash payment per Security that you hold, the amount of which is based on the performance of the long equity relative to the short equity from the trade date to the valuation date, as described below:

➢

If the long equity return is greater than the short equity return, UBS will pay you for each Security that you hold a cash payment equal to the principal amount plus pay a return equal to the product of the principal amount multiplied by the digital return.

➢ If the long equity return is equal to the short equity return, UBS will pay you for each Security you hold a cash payment equal to your principal amount.

➢

If the long equity return is less than the short equity return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative outperformance return, for a return equal to:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0.
Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the outperformance return is negative, meaning the long equity has underperformed relative to the short equity, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the outperformance return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.
Digital Return:
A percentage return to be specified in the applicable pricing supplement.
Outperformance Return:
A percentage equal to the long equity return minus the short equity return.
Long Equity Return:
The underlying return calculated in respect of the long equity.
Short Equity Return:
The underlying return calculated in respect of the short equity.

(continued on following page)

UBS Investment Bank	UBS Securities LLC

Product supplement dated May 9, 2013

Underlying Return:
For each of the underlying equities, the quotient, expressed as a percentage, of (i) the final price minus the initial price divided by (ii) the initial price.
Expressed as a formula:
Final Price — Initial Price Initial Price
Initial Price:
For each underlying equity, the closing price determined on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).
Final Price:
Unless otherwise specified in the applicable pricing supplement, the “final price” is the closing price determined on the valuation date specified for each underlying equity in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein (the “valuation date”).
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

ADDITIONAL INFORMATION ABOUT THE OUTPERFORMANCE JUMP SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 11, 2012: http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Securities	PS-14
Risk Factors	PS-15
General Terms of the Securities	PS-27
Use of Proceeds and Hedging	PS-43
Supplemental U.S. Tax Considerations	PS-44
ERISA Considerations	PS-50
Supplemental Plan of Distribution (Conflicts of Interest)	PS-51
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the pricing date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying equities and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Outperformance Jump Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 11, 2012, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Outperformance Jump Securities?

The Outperformance Jump Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) one specified underlying common stock or shares of a specified exchange traded fund (each, the “long equity”) relative to (ii) another specified underlying common stock or shares of another specified exchange traded fund (each, the “short equity”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADS”). We refer to the common stock represented by an ADS as “foreign stock”. If an underlying equity is an ADS, the term “foreign stock issuer” refers to the issuer of the foreign stock underlying the ADS. The underlying equities will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash that is based on the outperformance return which is a percentage equal to (i) direction of and percentage change in the price of the long equity from the trade date to the valuation date, referred to as the “long equity return”, minus (ii) the direction of and percentage change in the price of the short equity from the trade date to the valuation date, referred to as the “short equity return.” You must be willing to risk losing up to 100% of your principal amount invested if the outperformance return is negative. You must also be willing to accept that the Securities will not pay interest. Furthermore, in no event will the return on your Securities be greater than the digital return specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the long equity return is greater than the short equity return, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × Digital Return).

➢	If the long equity return is equal to the short equity return, UBS will pay you for each Security you hold a cash payment equal to your principal amount, or $10 per Security.
➢	If the long equity return is less than the short equity return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative outperformance return, for a return equal to:

$10 + ($10 × Outperformance Return).

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the outperformance return is negative, meaning the long equity has underperformed relative to the short equity, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the outperformance return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “long equity” is the common stock, which may include American depositary shares, of a specific company or shares of a specific exchange traded fund, in any case as indicated in the applicable pricing supplement. The long equity may be referred to as the “long shares” or in such other manner as may be specified in the applicable pricing supplement.

The “short equity” is the common stock, which may include American depositary shares, of a specific company or shares of a specific exchange traded fund, in any case as indicated in the applicable pricing supplement. The short equity may be referred to as the “short shares” or in such other manner as may be specified in the applicable pricing supplement.

The “digital return” is a percentage return specified in the applicable pricing supplement. The digital return may be referred to as the “upside payment” or in such other manner as may be specified in the applicable pricing supplement.

The “underlying return” is the difference between the final price and initial price of each of the underlying equities and is expressed as a percentage of the relevant initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
 Final Price — Initial Price

Initial Price

The “long equity return” is the underlying return calculated in respect of the long equity. The long equity return may be referred to as the “long shares return” or in such other manner as may be specified in the applicable pricing supplement.

The “short equity return” is the underlying return calculated in respect of the short equity. The short equity return may be referred to as the “short shares return” or in such other manner as may be specified in the applicable pricing supplement.

The “initial price” for each underlying equity is the closing price on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities—Antidilution Adjustments”).

The “final price” for each underlying equity is the closing price determined on the valuation date.

The trade date and the valuation date will be specified in the applicable pricing supplement.

The initial price for each underlying equity may be adjusted in the case of certain corporate events described below under “General Terms of the Securities — Antidilution Adjustments”.

The initial price may be referred to in the applicable pricing supplement as the “initial equity price” and the final price may be referred to as the “final equity price”, or each in such other manner as may be specified in the applicable pricing supplement.

The “outperformance return” is a percentage equal to the long equity return minus the short equity return. The outperformance return may be positive or negative and is calculated as follows:

Outperformance Return = Long Equity Return — Short Equity Return

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the relative performance of different underlying equities and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the relative performance of the underlying equities to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢	Digital Return — If the long equity return is greater than the short equity return, the Securities provide a return equal to the digital return. Investors will not participate in any positive outperformance return that exceeds the digital return. If the long equity return is less than the short equity return, you will be fully exposed to the negative outperformance return and will lose some or all of your initial investment.
➢	Full exposure to negative outperformance returns — If the long equity return is less than the short equity return, you will be fully exposed to the underperformance of the long equity relative to the short equity over the term of the Securities and you will lose some or all of your investment at maturity in an amount proportionate to the negative outperformance return.
➢	Potential for gain or loss in rising and falling markets — Investors may receive a positive return if both underlying equities rise or if both underlying equities fall, so long as the long equity outperforms the short equity. If the short equity outperforms the long equity, however, you will lose some or all of your investment, which may be the case even if the price of one or both underlying equities appreciates over the term of the Securities.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily repay the full principal amount of the Securities at maturity. UBS will only pay you the principal amount of your Securities in cash if the long equity return is equal to or greater than the short equity return and will only make such payment at maturity. If the long equity return is less than the short equity return, you will lose some or all of your initial investment in an amount proportionate to the negative outperformance return.
➢	Your potential payment on the Securities is limited to the digital return — The return potential of the Securities is limited to the digital return, regardless of the appreciation in the price of the long equity relative to the price of the short equity, which may be significant. Because you will not participate in any positive outperformance return that exceeds the digital return, you may receive an amount that is less than the amount you may receive on a direct investment in a security the return on which is based solely on the performance of the long equity relative to the short equity over the term of the Securities without limitation.
➢	No interest payments — UBS will not pay any interest with respect to the Securities.
➢	Credit risk UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Market risk — The price of an underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of such underlying equity or, if the underlying equity is an exchange traded fund (an “ETF”), the securities, futures contracts, commodities or other assets constituting the assets of that ETF (“underlying assets”), such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and values, interest rates and economic and political conditions.
➢	Owning the Securities is not the same as owning the underlying equities — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying equities may have.
➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the prices of the underlying equities will rise or fall. There can be no assurance that the price of the long equity will outperform the price of the short equity. The final prices of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the underlying equities or, if an underlying equity is an ETF, the underlying assets of that ETF. You should be willing to accept the risks of owning equities in general and the underlying equities in particular, and the risk of losing some or all of your initial investment.

➢	The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equities, the calculation agent may make adjustments to the initial price of the affected underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. Following certain corporate events relating to the respective issuers of an underlying equity where such issuer is not the surviving entity, the amount you receive at maturity may, in part, be based on the common stock of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity or equity in such corporate event. If the issuer of an underlying equity becomes subject to (i) a corporate event whereby such underlying equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based, in part, on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-31 of this product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.
➢	There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying equities; the price volatility of each underlying equity; the dividend rate paid on the underlying equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equities may adversely affect the market price(s) of the underlying equities and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of an underlying equity, or if an underlying equity is an ETF, the issuers of securities constituting underlying assets of that ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equities to which the Securities are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has full exposure to any underperformance of the long equity relative to the short equity.
➢	You are seeking an investment that provides exposure to the performance of the long equity relative to the short equity rather than the outright performance of one or both underlying equities and you believe that the outperformance return will not be greater than the digital return.
➢	You understand and accept that your potential return is limited to the digital return and you would be willing to invest in the Securities if the digital return was set equal to the bottom of the range for the anticipated digital return for such offering of the Securities (the actual digital return will be determined on the pricing date for each offering of the Securities and will be specified in the applicable pricing supplement).
➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the performance of the long equity in relation to the short equity.
➢	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity.
➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
➢	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You cannot tolerate the loss of some or all of your initial investment or are not willing to make an investment that has full exposure to any underperformance of the long equity relative to the short equity.
➢	You are not seeking an investment that provides exposure to the performance of the long equity relative to the short equity rather than the outright performance of one or both underlying equities.

➢	You believe that the short equity may outperform the long equity over the term of the Securities or that the outperformance return will exceed the digital return.
➢	You would be unwilling to invest in the Securities if the digital return were set equal to the bottom of the range for the anticipated digital return for such offering of the Securities (the actual digital return will be determined on the trade date for each offering of the Securities and will be specified in the appllicable pricing supplement).
➢	You seek an investment that has unlimited return potential without a cap on appreciation.
➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the performance of the long equity in relation to the short equity.
➢	You seek current income from this investment or prefer to receive the dividends paid on the underlying equities.
➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-44 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying equities. If your Securities are so treated, you should generally not accrue any income with respect to the underlying equities and you should generally recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below with respect to “constructive ownership” transactions, such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year.

However, there exists a risk that an investment in Securities that are linked to shares of an ETF, passive foreign investment company (“PFIC”), real estate investment trust (“REIT”), or other “pass-thru entity” or a basket that contains ETFs, REITs, PFICs or other “pass-thru entities” could be treated as a “constructive ownership” transaction as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Securities were treated as a constructive ownership transaction, all or a portion of any long-term capital gain realized by you on sale, exchange or maturity of a Security could be recharacterized as ordinary income and an interest charge could also be imposed. Because the digital return is based on a fixed percentage, we do not intend to treat a Security as a “constructive ownership” transaction. However, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations —  Alternative Treatments” on page PS-46, and that the timing and character of income or loss on your Securities could be materially and adversely affected (including possible treatment of any digital return payment as ordinary income).

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-44 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax adviser regarding the draft legislation and its possible impact on you.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities, followed by examples for seven hypothetical Securities.

Step 1: Calculate the Underlying Return

Calculate the Underlying Return for each Underlying Equity

The underlying return is the difference between the final price and initial price of each underlying equity and is expressed as a percentage of the initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
 Final Price — Initial Price

Initial Price

The “initial price” for each underlying equity is the closing price determined on the trade date.

The “final price” for each underlying equity is the closing price determined on the valuation date.

Step 2: Calculate the Outperformance Return

The outperformance return is the difference between the long equity return and the short equity return. The outperformance return may be positive or negative and is calculated as follows:

Outperformance Return = Long Equity Return — Short Equity Return

Step 3: Calculate the Cash Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the long equity return is greater than the short equity return, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × Digital Return).

➢	If the long equity return is equal to the short equity return, UBS will pay you for each Security you hold a cash payment equal to your principal amount, or $10 per Security.
➢	If the long equity return is less than the short equity return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative outperformance return, for a return equal to:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the outperformance return is negative, meaning the long equity has underperformed relative to the short equity, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the outperformance return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final prices of the underlying equities relative to their respective initial prices. We cannot predict the final price of the underlying equities. You should not take these examples as an indication or assurance of the expected performance of the underlying equities.

The following examples illustrates the calculation of the underlying returns, the outperformance return and the payment at maturity for a hypothetical Security with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Digital Return	10%
Initial Price for the Long Equity	$160
Initial Price for the Short Equity	$140

Example 1 — On the Valuation Date, the Long Equity closes at $200.00, which 25% above its Intial Price of $160.00, and the Short Equity closes at $126.00, which is 10% below its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$200.00	25%
The Short Equity	$140.00	$126.00	-10%

The underlying returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price — Initial Price

Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return —Short Equity Return

25% — (-10%) = 35% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is greater than the short equity return, UBS will repay the principal amount plus pay a return equal to the digital return. Accordingly, the payment at maturity of $11.00 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Digital Return)

$10 + ($10 × 10%) = $11.00

Example 2 — On the Valuation Date, the Long Equity closes at $200.00, which is 25% above its Initial Price of $160.00, and the Short Equity closes at $168.00, which is 20% above its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$200.00	25%
The Short Equity	$140.00	$168.00	20%

The underlying returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return – Short Equity Return
25% – 20% = 5% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is greater than the short equity return, UBS will repay the principal amount plus pay a return equal to the digital return. Accordingly, the payment at maturity of $10 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Digital Return).

$10 + ($10 × 10%) = $11.00

Example 3 — On the Valuation Date, the Long Equity closes at $200.00, which is 25% above its Initial Price of $160.00, and the Short Equity closes at $175.00, which is 25% above its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$200.00	25%
The Short Equity	$140.00	$175.00	25%

The underlying returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return – Short Equity Return
25% – 25% = 0% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is equal to the short equity return, UBS will pay you for each Security you hold a cash payment equal to your principal amount.

Example 4 — On the Valuation Date, the Long Equity closes at $176.00, which is 10% above its Initial Price of $160.00, and the Short Equity closes at $175.00, which is 25% above its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$176.00	10%
The Short Equity	$140.00	$175.00	25%

The underlying returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price — Initial Price
Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return — Short Equity Return
10% – 25% = -15% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is less than the short equity return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative outperformance return. Accordingly, the payment at maturity of $8.50 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0

= the greater of (i) $10.00 + ($10 x -15%) and (ii) $0

= the greater of (i) $8.50 and (ii) $0

If the outperformance return is negative, you will lose some or all of your principal amount.

Example 5 — On the Valuation Date, the Long Equity closes at $120.00, which is 25% below its Initial Price of $160.00, and the Short Equity closes at $112.00, which is 20% below its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$120.00	-25%
The Short Equity	$140.00	$112.00	-20%

The underlying returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return – Short Equity Return
-25% – (-20%) = -5% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is less than the short equity return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative outperformance return. Accordingly, the payment at maturity of $9.50 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0
= the greater of (i) $10.00 + ($10 x -5%) and (ii) $0
= the greater of (i) $9.50 and (ii) $0

If the outperformance return is negative, you will lose some or all of your principal amount.

Example 6 — On the Valuation Date, the Long Equity closes at $152.00, which is 5% below its Initial Price of $160.00, and the Short Equity closes at $126.00, which is 10% below its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$152.00	-5%
The Short Equity	$140.00	$126.00	-10%

The underlying equity returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price– Initial Price
Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return — Short Equity Return
-5% – (-10%) = 5% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is greater than the short equity return, UBS will repay the principal amount plus pay a return equal to the digital return. Accordingly, the payment at maturity of $11.00 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Digital Return)
$10 + ($10 × 10%) = $11.00

Example 7 — On the Valuation Date, the Long Equity closes at $56.00, which is 65% below its Initial Price of $160.00, and the Short Equity closes at $210.00, which is 50% above its Initial Price of $140.00.

Step 1: Calculate the Underlying Return for each Underlying Equity.

Underlying Equity	Initial Price	Final Price	Underlying Return
The Long Equity	$160.00	$56.00	-65%
The Short Equity	$140.00	$210.00	50%

The underlying returns set forth in the table above reflect the performance of each underlying equity from the trade date to the valuation date, expressed as a percentage and calculated as follows:

Final Price – Initial Price
Initial Price

Step 2: Calculate the Outperformance Return.

A percentage equal to the long equity return minus the short equity return, calculated as follows:

Long Equity Return – Short Equity Return
-65% – 50% = -115% Outperformance Return

Step 3: Calculate the Payment at Maturity.

Because the long equity return is less than the short equity return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative outperformance return. Accordingly, the payment at maturity of $0 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0
= the greater of (i) $10.00 + ($10 × -115%) and (ii) $0
= the greater of (i) -$1.50 and (ii) $0

If the outperformance return is negative, you will lose some or all of your principal amount.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical initial prices or final prices and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the underlying equities on the valuation date could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on market prices for the underlying equities that may not be achieved on the valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equities. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equities:

➢	the return on such a hypothetical direct investment would depend primarily upon the appreciation or depreciation of the underlying equities during the term of the Securities, and not on the performance of the long equity relative to the performance of the short equity during the term of the Securities;
➢	the return on such a direct investment would not be limited to the digital return or otherwise capped;
➢	in the case of a hypothetical direct investment in the long equity or short equity, the return could include substantial dividend payments, which you will not receive as an investor in the Securities; and
➢	an investment directly in the underlying equities is likely to have tax consequences that are different from an investment in the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the prices of the underlying equities during the term of your Securities or, therefore, whether the underlying return of the long equity for any particular offering of the Securities will be greater than the underlying return of the short equity. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were able to invest directly in one or both of the underlying equities.

Risk Factors

The return on the Securities is linked to the performance of the long equity relative to the short equity. Investing in the Securities is not equivalent to a direct investment in the long equity or the short equity. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or necessarily repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is dependent on the outperformance return, which is the long equity return minus the short equity return. The outright performance of each underlying equity are not individually relevant to the return on the Securities. You will not realize a positive return on your investment in the Securities unless the outperformance return is positive, whereas a negative outperformance return will result in the loss of some or all of your investment. A negative outperformance return will result any time that (i) both underlying equities appreciate but the short equity appreciates by a greater percentage than the percentage that the long equity appreciates, (ii) the long equity depreciates while the short equity remains flat or appreciates, (iii) the long equity remains flat while the short equity appreciates or (iv) both underlying equities depreciate but the long equity depreciates by a greater percentage than the percentage that the short equity depreciates. Consequently, you will lose some or all of your investment if the short equity outperforms the long equity over the term of the Securities.

Your return potential is limited to the digital return.

Your potential gain on the Securities will be limited to the digital return, regardless of the appreciation in the price of the long equity relative to the price of the short equity, which may be significant. Because you will not participate in any positive outperformance return that exceeds the digital return, you may receive a lower payment at maturity than you would have if you had invested directly in the underlying equities.

You will not receive interest payments on the Securities or dividend payments on the underlying equities.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the underlying equities.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

Owning the Securities is not the same as owning the underlying equities.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying equities and held such investment for a similar period because:

➢	the return on such a direct investment would not be limited to the digital return or otherwise capped;
➢	the return on such a hypothetical direct investment would depend primarily upon the appreciation

Risk Factors

or depreciation of the underlying equities during the term of the Securities, and not on the performance of the long equity relative to the performance of the short equity during the term of the Securities;
➢	in the case of a direct investment in the underlying equities, the return could include substantial dividend payments, which you will not receive as an investor in the Securities; and
➢	an investment directly in the underlying equities is likely to have tax consequences that are different from an investment in the Securities.

Even if the long equity outperforms the short equity during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the long equity to outperform the short equity while the market value of the Securities declines.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the price of the underlying equities will rise or fall. There can be no assurance that the price of the long equity will outperform the price of the short equity. The final prices of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the underlying equities or, if an underlying equity is an ETF, any securities constituting assets of that ETF. You should be willing to accept the risks of owning equities in general and the underlying equities in particular, and the risk of losing some or all of your initial investment.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying equities.

Changes in the price(s) of the underlying equities during the term of the Securities before the valuation date specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable, if any, at maturity of the Securities. The calculation agent will calculate the payment at maturity by comparing only the closing prices of the underlying equities on the trade date relative to the closing prices of the underlying equities on the valuation date. No other prices or values will be taken into account. As a result, you may lose some or all of your investment even if the price of the long equity outperforms the price of the short equity at certain times during the term of the Securities before the performance of the long equity falls to a level below the performance of the short equity on the valuation date.

The Securities do not represent an investment in a basket of the underlying equities.

The Securities do not represent an investment in a basket of the underlying equities. If the short equity return exceeds the long equity return, the outperformance return will be negative and you will lose some or all of your principal, regardless of the outright performance of each of the underlying equities. Any increase in the price of the long equity may be offset or negated entirely by increases in the price of the short equity. You will not benefit from any increase in the price of the short equity, regardless of the performance of the long equity. In addition, a decline in the price of the short equity may not benefit you unless the long equity declines by a lesser amount as the return on the Securities is dependent on the relative performance of the underlying equities.

You have limited antidilution protection.

For certain corporate events affecting the underlying equities, the calculation agent may make adjustments to the initial price of the affected underlying equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an underlying equity. For example, the calculation agent is not required to make any adjustments if the issuer of an underlying equity or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity. If

Risk Factors

an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-31 and “General Terms of the Securities — Role of Calculation Agent” on page PS-41 for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by a different company and not the original underlying equities.

If an underlying equity is common stock of a specific company (an “underlying stock”), following certain corporate events relating to the respective underlying equity issuer where such issuer is not the surviving entity, the amount you receive at maturity may be based, in part, on the common stock of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the affected underlying equity in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. If the issuer of any underlying stock becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or combination with UBS or any of its affiliates, the underlying stock may be replaced with the common stock issued by another company selected by the calculation agent. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of Securities — Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

If an underlying equity is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulation Authority, Inc. (“FINRA”), or if the ADS facility between the foreign stock issuer and the ADS depositary is terminated for any reason, the amount you receive at maturity will, in part, be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADSs or Termination of ADS Facility”.

If either a common stock or an ETF that is serving as an underlying equity is discontinued, delisted or trading of the underlying equity is suspended, the amount you receive at maturity may be based, in part, on a security issued by another company or in the case of an ETF, a share of another exchange traded fund or a basket of securities, futures contracts, commodities or other assets, and not the affected underlying equity. Such delisting or suspension of trading of an underlying equity and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading of an underlying equity and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading of an Underlying Stock” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

Risk Factors

The calculation agent can postpone the determination of the initial price of one or both of the underlying equities or the final price of one or both of the underlying equities, and therefore the settlement date or the maturity date, if a market disruption event occurs on the trade date or the valuation date, as applicable.

The determination of the initial price for one or both of the underlying equities or the final price of one or both of the underlying equities may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to one or both of the underlying equities on the trade date or the valuation date (as the case may be). If such a postponement occurs, the calculation agent will determine the initial price or final price, as applicable, by reference to the closing price of the affected underlying equity or equities on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or equities. In no event, however, will the trade date or valuation date be postponed by more than eight trading days. As a result, the settlement date or the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the determination of the closing price of one or both of the underlying equities on the trade date or the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying equity or equities, that day will nevertheless be the date on which the initial price or the final price (as the case may be) will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the initial price or the final price that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities – Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the prices of the underlying equities on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equities (i.e., the frequency and magnitude of changes in the price of the underlying equities over the term of the Securities);
➢	the dividend rate paid on the underlying equities (while not paid to holders of the Securities, dividend payments on the underlying equities may influence the value of the Securities);
➢	interest rates in the U.S. market and each market related to the underlying equities;

Risk Factors

➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if an underlying equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	if an underlying equity is an ETF that invests in securities, futures contracts or commodities that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	if an underlying equity is an ETF, the fact that the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the price(s) of the underlying equities and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITIES

The respective issuers of the underlying equities – and thus the underlying equities - are subject to various market risks.

The respective issuer of an underlying equity (each such issuer, an “underlying equity issuer”) or, if an underlying equity is an ETF, each company whose securities constitute underlying assets of the ETF or each futures contract or commodity that constitutes underlying assets of the ETF, are subject to various market risks. Consequently, the price of the underlying equities may fluctuate depending on the respective markets in which the respective underlying equity issuers operate. Market forces outside of our control could cause the final price of an underlying equity to decline over the term of the Securities. The price of each underlying equity can rise or fall sharply due to factors specific to that underlying equity and the corresponding underlying equity issuer, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer(s) of each underlying equity to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the Securities and Exchange Commission (“SEC”).

Risk Factors

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuer in respect of the underlying equities and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. None of the issue price you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer(s) and the underlying equities from publicly available information, without independent verification. UBS will not undertake any independent review or due diligence of publicly available information regarding any underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and the underlying equities for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Securities and does not relate to the underlying equities or any underlying equity issuer.

Historical performance of the underlying equities should not be taken as an indication of the future performance of the underlying equities during the term of the Securities.

The historical performance of the underlying equities should not be taken as an indication of the future performance of such underlying equities. As a result, it is impossible to predict whether the price of the underlying equities will rise or fall. The closing price(s) of the underlying equities will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying equity issuers and the market price(s) of the underlying equities.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

The underlying equities to which your Securities may be linked may be an ADS representing foreign stock or an ETF that invests in securities, futures contracts or commodities that are traded on non-U.S. markets. In addition, following certain corporate events affecting the underlying equities, or following delisting or termination of an underlying equity that is an ADS, such underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks.

Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting

Risk Factors

companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) an underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS, or (2) an underlying equity is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of an underlying equity by a security issued by a non-U.S. company may occur following certain corporate events affecting such underlying equity (as described under “General Terms of the Securities – Antidilution Adjustments – Reorganization Events” on page PS-35) or following delisting or termination of an underlying equity that is an ADS (as described under “General Terms of the Securities – Delisting of ADSs or Termination of ADS Facility” on page PS-38).

If an underlying equity is an ETF that invests in securities, futures contracts or commodities that are traded on non-U.S. markets, the trading price of the securities, futures contracts or commodities in which the ETF invests generally will reflect the U.S. dollar value of those assets. Therefore, holders of Securities based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities, futures contracts or commodities trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. asset in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the market price of the ETF may be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if: (1) an underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) an underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) an underlying equity is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value

Risk Factors

relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if: (1) an underlying equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency, (2) an underlying equity is substituted or replaced by a security issued by a non-U.S. company that is quoted and traded in a foreign currency or (3) an underlying equity is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks, which are substantial and material.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the value of its respective underlying index.

If an underlying equity is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the securities, futures contracts or commodities in which that ETF invests, the value of the ETF may not completely track the value of the securities, futures contracts or commodities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the securities, futures contracts or commodities in which the ETF invests do not have.

In addition, the ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “underlying index”). The correlation between the performance of an ETF and the performance of its underlying index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities, futures contracts or commodities comprising such underlying index but rather may invest in a representative sample of securities, futures contracts or commodities comprising such underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such underlying index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its underlying index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its underlying index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADS, the value of the ADSs may not completely track the price of the foreign stock represented by such ADSs.

If an underlying equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the foreign stock

Risk Factors

represented by the ADSs, the value of ADSs upon which an offering of the Securities is based may not completely track the value of the foreign stock represented by such ADSs. Active trading volume and efficient pricing for such foreign stock on the markets on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the foreign stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the foreign stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADSs representing such foreign stock.

If an underlying equity is an ADS, the trading price of the ADSs and the trading price of the Securities linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Securities is based is not directly tied to the trading price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the markets where that foreign stock principally trades. This means that the trading value of any ADSs upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the markets where such foreign stock principally trades.

There are important differences between the rights of holders of ADSs and the rights of holders of the foreign stock.

If an underlying equity is an ADS, you should be aware that your Securities are linked to the ADS and not the foreign stock represented by such ADS, and there exist important differences between the rights of holders of an ADS and the foreign stock such ADS represents. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign stock issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign stock issuer. For example, the foreign stock issuer may make distributions in respect of the foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the foreign stock may be significant and may materially and adversely affect the market value of your Securities.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equities or underlying assets of an ETF, or futures, options, exchange traded funds or other derivative products based on the underlying equities may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-43, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying equities or underlying assets of an ETF, futures, options or exchange traded funds on the underlying equities or underlying assets of an ETF or other exchange traded or over the counter derivative instruments with returns linked or related to changes in the performance of the underlying equities, and they may adjust these hedges by, among other things, purchasing or selling the underlying equities or underlying assets of an ETF, futures, options, or exchange traded funds or other exchange traded or over the counter derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price(s) of the underlying equities and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging

Risk Factors

activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying equities or the underlying assets of an ETF and other investments relating to the underlying equities or the underlying assets of an ETF on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equities and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equities. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the price of the underlying equities, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price(s) of the underlying equities and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the price of the underlying equity or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equities to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change

Risk Factors

the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying equity has occurred or is continuing on the valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADSs that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If an underlying equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-44 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Further, although the matter is not clear, there exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC or other pass-thru entity or a basket that contains ETFs, PFICs or other pass-thru entities will be treated as a “constructive ownership” transaction which could result in part or all of any long term capital gain realized by you on sale, exchange or maturity of a Security being recharacterized as ordinary income and an interest charge would also be imposed.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should

Risk Factors

be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership” rules should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-44 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax adviser regarding the draft legislation and its possible impact on you.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the long equity return is greater than the short equity return, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × Digital Return).

➢	If the long equity return is equal to the short equity return, UBS will pay you for each Security you hold a cash payment equal to your principal amount, or $10 per Security.
➢	If the long equity return is less than the short equity return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative outperformance return, for a return equal to:

the greater of (i) $10.00 + ($10 × outperformance return) and (ii) $0.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the outperformance return is negative, meaning the long equity has underperformed relative to the short equity, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the outperformance return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

General Terms of the Securities

The “long equity” is the common stock, which may include American depositary shares, of a specific company or shares of a specific exchange traded fund, in any case as indicated in the applicable pricing supplement. The long equity may be referred to as the “long shares” or in such other manner as may be specified in the applicable pricing supplement.

The “short equity” is the common stock, which may include American depositary shares, of a specific company or shares of a specific exchange traded fund, in any case as indicated in the applicable pricing supplement. The short equity may be referred to as the “short shares” or in such other manner as may be specified in the applicable pricing supplement.

The “digital return” is a percentage return specified in the applicable pricing supplement. The digital return may be referred to as the “upside payment” or in such other manner as may be specified in the applicable pricing supplement.

The “underlying return” is the difference between the final price and initial price of each of the underlying equities and is expressed as a percentage of the initial price. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =
Final Price – Initial Price

Initial Price

The “long equity return” is the underlying return calculated in respect of the long equity. The long equity return may be referred to as the “long shares return” or in such other manner as may be specified in the applicable pricing supplement.

The “short equity return” is the underlying return calculated in respect of the short equity. The short equity return may be referred to as the “short shares return” or in such other manner as may be specified in the applicable pricing supplement.

The “initial price” for each underlying equity is the closing price on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities— Antidilution Adjustments”).

The “final price” for each underlying equity is the closing price determined on the valuation date.

The trade date and the valuation date will be specified in the applicable pricing supplement.

The initial price for each underlying equity may be adjusted in the case of certain corporate events described below under “General Terms of the Securities — Antidilution Adjustments”.

The “outperformance return” is a percentage equal to the long equity return minus the short equity return. The outperformance return may be positive or negative and is calculated as follows:

Outperformance Return = Long Equity Return — Short Equity Return

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the relative performance of different underlying equities and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the relative performance of the underlying equities to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business

General Terms of the Securities

day. If the calculation agent postpones the valuation date with respect to the long equity or the short equity, the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed valuation date and the maturity date as existed prior to the postponement(s) of the valuation date. The calculation agent may postpone the valuation date for the long equity or the short equity if a market disruption event occurs or is continuing with respect to such underlying equity on a day that would otherwise be the valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Trade Date and Valuation Date

The trade date and the valuation date for your Securities will be the respective dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the long equity or the short equity (as the case may be). In that event, the trade date or the valuation date for the disrupted underlying equity will be the first following trading day on which the closing price of such underlying equity is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying equity. In no event, however, will the trade date or the valuation date for the Securities be postponed by more than eight trading days with respect to any underlying equity.

A market disruption event for a particular underlying equity will not necessarily be a market disruption event for the other underlying equity. If, on the trade date or the valuation date, no market disruption event with respect to a particular underlying equity occurs or is continuing, then such trade date or valuation date will not be postponed with respect to such underlying equity, irrespective of the occurrence of a market disruption event on such valuation date with respect to the other underlying equity.

A postponement of the valuation date for one offering of the Securities will not affect the valuation date for any other offering of the Securities.

If the trade date or valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the trade date or valuation date (as applicable) will be the next following trading day.

The trade date may be referred to in the applicable pricing supplement as the “pricing date” and the valuation date may be referred to as the “final valuation date”, or each in such other manner as may be specified in the applicable pricing supplement.

Closing Price

The “closing price” for an underlying equity or any other security for which a closing price must be determined on any trading day means:

➢	if such underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or
➢	if, following certain corporate events affecting such underlying equity or following delisting or termination of such underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed

General Terms of the Securities

(such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “ — Antidilution Events — Reorganization Events” on page PS-35); or
➢	if such underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the initial price for the underlying equities on the trade date and the final price for the underlying equities on the valuation date (each, a “determination date”) based upon the closing price(s) of the underlying equities on each determination date specified in the applicable pricing supplement. As described above, a determination date may be postponed with respect to the long equity or the short equity, and thus the determination of the initial price or final price of the affected underlying equity or equities with respect to such determination date may be postponed, if the calculation agent determines that, on the applicable determination date, a market disruption event has occurred or is continuing with respect to such long equity or short equity (as the case may be). If such a postponement occurs, the calculation agent will determine the initial price or final price, as applicable, with reference to the closing price for the disrupted underlying equity or equities on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or equities. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone a determination date if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing price of an affected underlying equity. In no event, however, will a determination date be postponed by more than eight trading days.

If the determination of initial price or final price (as the case may be) of an underlying equity is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the initial price or final price for such affected underlying equity will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the relevant initial price or final price that would have prevailed in the absence of the market disruption event.

A market disruption event for a particular underlying equity will not necessarily be a market disruption event for the other underlying equity. If, on the originally scheduled determination date, no market disruption event with respect to a particular underlying equity occurs or is continuing, then the determination of the closing price for such underlying equity will be made on the originally scheduled determination date, irrespective of the occurrence of a market disruption event with respect to the other underlying equity.

Any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in option or futures contracts, if available,

General Terms of the Securities

relating to an underlying equity or, if an underlying equity is an ETF, to the underlying index of the ETF or the securities, futures contracts, commodities or other assets constituting the assets of the ETF (“underlying assets”), in the primary market for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;
➢	if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the equity securities which then comprise 20% or more of the value of the underlying assets of the ETF on the primary exchanges for such securities for more than two hours of trading, or during the one hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in an underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to an underlying equity or, if an underlying equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to an underlying equity or, if an underlying equity is an ETF, to the underlying assets of the ETF, in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in an underlying equity in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity or, if an underlying equity is an ETF, to the underlying index or underlying assets of the ETF.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities, the initial price of each underlying equity is subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-16.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity of an offering of the Securities and the calculation agent determines that the event has a diluting or concentrative effect on the

General Terms of the Securities

theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial price of the affected underlying equity as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment to an underlying equity is required because of a two-for-one stock split, then (i) the initial price of such underlying equity will be halved and (ii) no adjustment will otherwise be made with respect to the other unaffected underlying equity. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity in the event of a consolidation or merger of the issuer of the applicable underlying stock with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the initial price of an underlying equity.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust (i) the initial price for the first event, then adjust the (ii) adjusted initial price for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial price of an underlying equity. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equities.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial price of an underlying equity. The initial price resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the foreign stock issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as an underlying equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the foreign stock issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the

General Terms of the Securities

calculation agent may make the necessary antidilution adjustments to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of the relevant underlying equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of an underlying equity of:
➢	additional shares of such underlying equity as described under “— Stock Dividends or Distributions” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of such underlying equity, or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the relevant underlying equity or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	if an underlying equity is common stock in a specific company (“underlying stock”), a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-16.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

General Terms of the Securities

If an underlying equity is subject to a stock split or a reverse stock split, then the initial price of such underlying equity will be adjusted by dividing the prior initial price, respectively, by, the number of shares that a holder of one share of such underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial price will be adjusted by dividing the prior initial price, respectively, by, the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of such underlying equity.

It is not expected that antidilution adjustments will be made to the initial price of an underlying equity in the case of stock dividends payable in shares of such underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The initial price of an underlying equity for a particular offering of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to such underlying equity, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to such underlying equity as described under “— Transferable Rights and Warrants” below;
➢	if such underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-35; and
➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for such underlying equity by an amount equal to at least 10% of the closing price of such underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the relevant underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial price of such underlying equity will be adjusted by dividing the prior initial price by, the ratio of the closing price of such underlying equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of the applicable underlying equity minus the amount per share of such underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for such underlying equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

General Terms of the Securities

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in such underlying equity, or an issuance of rights or warrants with respect to such underlying equity that is also an extraordinary dividend, will result in adjustments to the initial price of such underlying equity, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying equity issuer of an underlying equity issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing price of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial price of such underlying equity or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect of such issuance.

Reorganization Events

For any offering of the Securities in which an underlying equity is common stock in a specific company (each, an “underlying stock”), each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,
(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the issuer of the underlying stock or any successor entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the issuer of the underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of a company other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to an underlying stock occurs, then the determination of the applicable final price will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying stock prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. No interest will accrue on any distribution property.

Any required adjustment will be made with respect to that underlying equity, as if it alone were the underlying stock. More specifically, the distribution property will only replace the affected underlying

General Terms of the Securities

equity in the determination of the final price of such equity by the calculation agent, and no adjustment will be made with respect to the other unaffected underlying equity.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying stock for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

For example, if the long equity or short equity consists of underlying stock and the respective issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying stock for such long equity or short equity (as the case may be) in that particular offering of Securities will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock for such long equity or short equity (as the case may be) in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to an applicable underlying stock, underlying equity, long equity or short equity, where applicable, mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying stock for the long equity or short equity (as the case may be). Similarly, references to the respective issuer of the affected underlying stock, underlying equity, long equity or short equity include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) on the determination date, the closing price of such non-U.S. securities as of the

General Terms of the Securities

relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying stock and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the issuer of an underlying stock or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading of an Underlying Stock” below) to replace such underlying stock that is affected by any such share-for cash event or issuer merger event (the “original underlying stock”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying stock and the calculation agent will determine the initial price for the relevant underlying equity by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, the closing price of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying stock exists, then the calculation agent will deem the closing price of the original underlying stock on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing price of the underlying stock on each remaining trading day to, and including, the valuation date.

If an ADS is serving as an underlying equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of ADSs are eligible to participate in such reorganization event and the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading of an Underlying Stock

If the underlying stock of the short equity or long equity, as applicable, is delisted or trading of the underlying stock is suspended on the primary exchange for such underlying stock, and such underlying stock is immediately re-listed or approved for trading on a successor exchange which is a major U.S.

General Terms of the Securities

securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying stock will continue to be deemed the long equity or short equity (as the case may be).

If a common stock serving as an underlying equity is delisted or trading of such underlying stock is suspended on the primary exchange for such underlying stock, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADS, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the issuer of the applicable underlying stock as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the issuer of the applicable underlying stock as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADSs of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying stock that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADS then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification as the issuer of the applicable underlying stock; second, issuers with the same primary “Industry” classification as the issuer of the applicable underlying stock; and third, issuers with the same primary “Industry Group” classification as the issuer of the applicable underlying stock. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will determine the initial price for such underlying equity by reference to the substitute security. If the substitute security is issued by a non-U.S. company and quoted and traded in a foreign currency, then for all purposes, including the determination of the final price, the closing price of the substitute security on any date of determination will be converted to U.S. dollars using the applicable exchange rate as described under “— Antidilution Adjustment —Reorganization Events” on page PS-35.

If the applicable underlying stock is delisted or trading of the applicable underlying stock is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying stock exists, then the calculation agent will deem the closing price of the applicable underlying stock on the trading day immediately prior to its delisting or suspension to be the closing price of the applicable underlying stock on each remaining trading day to, and including, the valuation date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the foreign stock will be deemed to be the relevant underlying equity and the calculation agent will determine the initial price for such underlying equity by reference to the substitute security. To the extent that the foreign stock

General Terms of the Securities

substituted for an original underlying equity represents more than or less than one share of such foreign stock, the calculation agent may modify any terms as necessary to ensure an equitable result including, but not limited to, the initial price. On and after the change date, for all purposes, including the determination of the final price for such underlying equity, the closing price of the foreign stock will be converted to U.S. dollars using the applicable exchange rate as described under “— Antidilution Adjustment — Reorganization Events” on page PS-35.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the relevant underlying equity.

If an ETF serving as an underlying equity is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying assets of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will determine the initial price for such underlying equity by reference to the substitute ETF.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing price of the original ETF by reference to a basket comprised of (i) the underlying assets of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying assets of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will determine the initial price for such underlying equity by reference to the replacement basket.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing price of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing price of the original ETF on each remaining trading day to, and including, the valuation date.

If at any time the underlying index or the underlying assets of an ETF serving as an underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing prices of the affected underlying equities by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise

General Terms of the Securities

this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due (the “due date”) and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

General Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. securities exchange(s) or market(s) on which one or both of the underlying equities are listed or admitted for trading or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted for trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus. As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, the default amount, the long equity return, the short equity return, the initial prices, the final

General Terms of the Securities

prices, the outperformance return and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equities, the underlying assets of an ETF, listed and/or over-the-counter options, futures or exchange-traded funds on the underlying equities or the underlying assets of an ETF prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of the underlying equities or the underlying assets of an ETF;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equities or the underlying assets of an ETF; or
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or foreign equity markets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the valuation date. That step may involve (i) sales or purchases of the underlying equities or the underlying assets of an ETF, (ii) listed or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying equities or the underlying assets of an ETF or (iii) listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying equities or markets relating to the underlying equities. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-15 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction or other integrated transaction for tax purposes or enters into a “constructive sale” or a “wash sale” with respect to the Securities, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of Securities.  In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat each of your Securities as single pre-paid derivative contract with respect to the long equity and short equity. The terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities and you should generally recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. Subject to the “constructive ownership” rules of Section 1260 of the Code (discussed below), any such recognized gain of loss should be long-term capital gain or loss if you have held your Securities for more than one year, and short-term capital gain or loss otherwise. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260 of the Code.  If a Security is linked to an equity interest in a “pass-thru entity,” including an exchange traded fund or other regulated investment company, a real estate investment trust, partnership or passive foreign investment company, there is a risk that the Security could be treated as a “constructive ownership transaction” under Section 1260 of the Code. A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” including a regulated investment company (such as the long equity if it is an exchange traded fund). If an investment in Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security).

If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any that would be recharacterized as ordinary income in respect of each Security) will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of the Security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such Security for an amount equal to the “issue price” of the Security and, upon the date of sale, exchange, call or maturity of the Security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the Security).

Supplemental U.S. Tax Considerations

Because the digital return is based on a fixed percentage, we do not intend to treat the Securities as “constructive ownership” transactions. However, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Passive Foreign Investment Company.  We will not attempt to ascertain whether the long equity would be treated as a “passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code. In the event that the issuer of any stock owned by the long equity were treated as a passive foreign investment company, certain adverse U.S. federal income tax consequences might apply. You should consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock is or becomes a passive foreign investment company.

Alternative Treatments.  Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

It is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of the long equity or short equity, (ii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss or short-term capital gain or loss (regardless of how long you hold your Securities), (iii) you should be required to accrue interest income over the term of your Securities or (iv) you should be required to include in ordinary income an amount equal to any increase in an long equity or short equity that is attributable to ordinary income that is realized in respect of the equity components. There may also be a risk that the Internal Revenue Service could assert that the Securities should not give rise to long-term capital gain or loss because the Securities

Supplemental U.S. Tax Considerations

offer exposure to a short investment strategy. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Medicare Tax on Net Investment Income.  Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.  Under recently enacted legislation, United States holders that are individuals (and to the extent provided in final regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Under recent legislation, reporting requirements and backup withholding may also apply to certain payments to corporate United States holders.

Supplemental U.S. Tax Considerations

Payment of the proceeds from the sale of a Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  Subject to the discussion below regarding Sections 897 and 871(m) of the Code and “FATCA”, if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status by providing a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8. Gain from the sale or exchange of a Securities or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

We will not attempt to ascertain whether as any shares to which the Securities relates is treated as a “United States real property holding corporation” as defined in section 897 of the Code. However, if an underlying stock is, in fact, a United States real property holding corporation, all or a portion of any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security may be subject to U.S. federal income tax on a net income basis. If a withholding agent were to treat the Securities as, in whole or in part, United States real property interests, all or a portion of the proceeds from a taxable disposition would generally be subject to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the Securities as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed

Supplemental U.S. Tax Considerations

U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act.  The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013 ) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-43, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — BS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.